UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 18, 2010

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 18, 2010, the Company received a letter of resignation from Director Randall L. Gibson.  A copy of Mr. Gibson’s resignation letter is attached as Exhibit 99.1.

Although Mr. Gibson’s letter did not cite any disagreements with the Company’s operations, policies or practices, the Company believes that Mr. Gibson resigned due to a disagreement with the Board of Directors regarding strategic direction of the Company.

The Board thanks Mr. Gibson for his service to the Company.

No successor to Mr. Gibson has been elected at this time, although the Company currently anticipates filling the vacancy on the Board of Directors caused by Mr. Gibson’s resignation in the future.  The Company’s Compensation and Nominating Committee will be conducting a search for potential new directors.

Mr. Gibson has been given a copy of this disclosure and opportunity to furnish a letter stating whether or not he agrees with the statements made by the Company.  The Company will file any response as an amendment to this Form 8-K within two business days after the Company receives such a response.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.   The following exhibits are being furnished with this Report:

Exhibit No.	Exhibit Description

99.1	Resignation Letter of Randall L. Gibson, dated August 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: August 24, 2010
	By:	/s/ William L. Lusk, Jr.
	Name:	William L. Lusk, Jr.
	Title:	Chief Financial Officer